CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated August 14, 1998 with respect to Stein Roe Institutional Client High Yield Fund and SR&F High Yield Portfolio in the Registration Statement (Form N-1A) of Stein Roe Trust and related Prospectus and Statement of Additional Information of Stein Roe Institutional Client High Yield Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-19181) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-07997).


                                      ERNST & YOUNG LLP


Chicago, Illinois
October 21, 1998